 Exhibit 21.1

SYNIVERSE HOLDINGS, INC.
SUBSIDIARIES OF REGISTRANT
AS OF DECEMBER 31, 2016

Subsidiary Name	State or Other Jurisdiction of Incorporation
Buccaneer Holdings, LLC	Delaware
Cibernet Limited	United Kingdom
Cibernet, LLC	Delaware
Grupo Syniverse Technologies de Mexico S. de R.L. de C.V.	Mexico
Syniverse Foreign Holdings Corporation	Delaware
Hosted Data Solutions, LLC	Delaware
International Telecom Ltd (Mauritius)	Mauritius
Link2One A.E.I E.	Spain
PT Syniverse Technologies Indonesia	Indonesia
Syniverse Asia Finance Holdings S.àr.l.	Luxembourg
Syniverse Asia Finance S.àr.l.	Luxembourg
Syniverse Clearing House India Private Limited	India
Syniverse Communication Technologies (Beijing) Ltd	China
Syniverse Communications Holdings Corporation	Delaware
Syniverse Communications Intermediate Holdings Corporation	Delaware
Syniverse Communications International, Inc.	Delaware
Syniverse Communications, Inc.	Delaware
Syniverse Corporation	Delaware
Syniverse Europe Finance Holdings S.àr.l.	Luxembourg
Syniverse Europe Finance S.àr.l.	Luxembourg
Syniverse Holdings (Mauritius)	Mauritius
Syniverse Holdings GmbH	Germany
Syniverse Holdings Limited	United Kingdom
Syniverse Holdings U.K. Limited	United Kingdom
Syniverse Holdings, Inc.	Delaware
Syniverse ICX Corporation	Delaware
Syniverse Luxembourg Holdings 1 S.àr.l.	Luxembourg
Syniverse Luxembourg Holdings 2 S.àr.l.	Luxembourg
Syniverse Luxembourg Holdings 3 S.àr.l.	Luxembourg
Syniverse Luxembourg S.C.S.	Luxembourg
Syniverse Magellan LLC	Delaware
Syniverse Middle East FZ-LLC	United Arab Emirates
Syniverse Mobile Solutions Private Ltd	India
Syniverse Technologies (Australia) Pty Ltd.	Australia
Syniverse Technologies (Beijing) Limited	China
Syniverse Technologies (China) Limited	Hong Kong
Syniverse Technologies (Clearing Solutions-Asia Pacific) Limited	Bermuda
Syniverse Technologies (Financial Clearing) Limited	United Kingdom
Syniverse Technologies (India) Private Limited	India

SYNIVERSE HOLDINGS, INC.
Syniverse Technologies (Malaysia) Sdn. Bhd.	Malaysia
Subsidiary Name	State of other Jurisdiction of Incorporation
Syniverse Technologies (Singapore) Pte. Ltd.	Singapore
Syniverse Technologies Asia Pacific Limited	Hong Kong
Syniverse Technologies B.V.	Netherlands
Syniverse Technologies GmbH	Germany
Syniverse Technologies Holdings, LLC	Delaware
Syniverse Technologies IOB (Australia) Pty. Ltd.	Australia
Syniverse Technologies K.K.	Japan
Syniverse Technologies Korea Yuhan Hoesa	South Korea
Syniverse Technologies Limited	United Kingdom
Syniverse Technologies Limited Luxembourg S.àr.l.	Luxembourg
Syniverse Technologies Messaging Aps	Denmark
Syniverse Technologies Messaging GmbH	Germany
Syniverse Technologies Mobile Solutions (Singapore) Pte. Ltd.	Singapore
Syniverse Technologies Network Solutions (Singapore) Pte. Ltd.	Singapore
Syniverse Technologies Network Solutions Asia Pacific Limited	Hong Kong
Syniverse Technologies Payment Services Limited	United Kingdom
Syniverse Technologies Prestação de Serviços Ltda	Brazil
Syniverse Technologies S.àr.l	Luxembourg
Syniverse Technologies S.L.	Spain
Syniverse Technologies S.R.L. (Argentina)	Argentina
Syniverse Technologies S.R.L. (Costa Rica)	Costa Rica
Syniverse Technologies Services (India) Private Limited	India
Syniverse Technologies Services and Solutions (India) Private Limited	India
Syniverse Technologies Solutions Limited	United Kingdom
Syniverse Technologies, LLC	Delaware
Syniverse Teledata Systems Private Limited	India
Syniverse Turnkey Solutions Holding Pte. Ltd.	Singapore
SyntraPoint, LLC	Georgia
Vibes Media, LLC	Delaware
Wholesale Clearing Solutions Limited	United Kingdom
WP Roaming III S.àr.l.	Luxembourg